UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

NATIONAL GENERAL HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36311	27-1046208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of Principal Executive Offices) (Zip Code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NGHC	The Nasdaq Stock Market LLC
7.50% Non-Cumulative Preferred Stock, Series A	NGHCP	The Nasdaq Stock Market LLC
Depositary Shares, Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series B	NGHCO	The Nasdaq Stock Market LLC
Depositary Shares, Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series C	NGHCN	The Nasdaq Stock Market LLC
7.625% Subordinated Notes due 2055	NGHCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of National General Holdings Corp. (the “Company” or “National General”) was convened at 10:30 a.m., local time, on September 30, 2020. At the Special Meeting, the Company’s stockholders considered the following proposals:

(1) to adopt the Agreement and Plan of Merger, dated as of July 7, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, The Allstate Corporation, a Delaware corporation (“Parent” or “Allstate”), and Bluebird Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction of customary closing conditions, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent (the “Merger Proposal”);

(2) to approve, on a non-binding, advisory basis, the compensation payments that will or may be paid or become payable to the Company’s named executive officers and that are based on or otherwise relate to the Merger and the agreements and understandings pursuant to which such compensation will or may be paid or become payable (the “Compensation Proposal”); and

(3) to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”).

The final voting results as to each proposal (each of which is described in greater detail in the definitive proxy statement filed by the Company with the Securities Exchange Commission on August 26, 2020) are set forth below.

(1) The Merger Proposal. The Merger Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
99,179,408	528	107,738	0

(2) The Compensation Proposal. The non-binding, advisory Compensation Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
70,282,209	28,834,130	171,335	0

(3) The Adjournment Proposal. In connection with the Special Meeting, the Company solicited proxies with respect to the Adjournment Proposal. Because there were sufficient votes to approve the Merger Proposal, it was not necessary to submit the Adjournment Proposal to stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2020

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Name: Title:	Jeffrey Weissmann General Counsel & Secretary